UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue, 10th Floor

New York, New York 10171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 813-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

MarketAxess Holdings Inc. (the “Company”) delivered an extension notice (the “Extension Notice”) to JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent of the Company’s Amended and Restated Credit Agreement dated as of October 30, 2015 (as amended, the “Credit Agreement”) in accordance with Section 2.21 of the Credit Agreement. The Extension Notice requested that JPMorgan and the lenders party to the Credit Agreement (the “Lenders”) extend the maturity date of the Credit Agreement from October 19, 2018 to October 19, 2019 (the “Extension of the Maturity Date”). On October 16, 2018, JPMorgan confirmed the Extension of the Maturity Date, subject to certain customary conditions. Accordingly, the maturity date of the Credit Agreement has been extended to October 19, 2019. All other terms of the Credit Agreement remain unchanged. Pursuant to Section 2.21 of the Credit Agreement, the Company will pay to JPMorgan, for the ratable benefit of each Lender, an extension fee in an amount equal to 0.10% of each Lender’s commitment under the Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: October 19, 2018	By:	/s/ Scott Pintoff
Name: Scott Pintoff
Title: General Counsel and Secretary